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                                                                Exhibit 5.1


                                 March 1, 2001


Board of Directors
XM Satellite Radio Holdings Inc.
1500 Eckington Place, N.E.
Washington, D.C. 20002

Ladies and Gentlemen:

          We are acting as special counsel to XM Satellite Radio Holdings Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3, as amended (File No. 333-47570) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") relating to the proposed public offering of up to $500,000,000 in aggregate amount of one or more classes or series of the Company's securities, which securities may be offered and sold by the Company from time to time as set forth in a prospectus and one or more supplements thereto, all of which form a part of the Registration Statement.

          This opinion letter is rendered in connection with the public offering of up to $143,750,000 of the Company's 7.75% subordinated convertible notes due 2006 (the "Notes"), as described in the Prospectus Supplement (as defined below) to the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

      1.  An executed copy of the Registration Statement.

      2. The Prospectus Supplement dated March 1, 2001 (the "Prospectus Supplement"), the Current Report on Form 8-K dated February 22, 2001 and the Prospectus dated October 25, 2000, as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act, as amended, on March 1, 2001.

      3. The Order of the Commission declaring the Registration Statement effective on November 1, 2000.

      4. Memorandum to file regarding telephonic confirmation from the staff of the Commission of the effectiveness of the Registration Statement.

      5. The Restated Certificate of Incorporation of the Company with amendments thereto, as certified by the Secretary of State of the State of Delaware on February 23, 2001 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

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Board of Directors
XM Satellite Radio Holdings Inc.
March 1, 2001
Page 2


      6. The Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

      7. The Underwriting Agreement dated February 28, 2001, among the Company and the several underwriters named therein, for whom Bear, Stearns & Co. Inc. will act as representative, filed as Exhibit 1.1 to the Company's Current Report on Form 8-K dated the date hereof (the "Underwriting Agreement").

      8. The proposed form of the Indenture by and between the Company and United States Trust Company of New York, as trustee (the "Trustee") (the "Indenture").

      9.  The proposed form of the global notes evidencing the Notes.

      10. Certain resolutions of the Board of Directors of the Company adopted at meetings held on September 7, 2000, February 21, 2001 and February 28, 2001, each as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Registration Statement and the issuance and sale of the Notes and arrangements in connection therewith.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all the documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          For purposes of this opinion letter, we have assumed that (i) the Trustee has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Indenture, (ii) the Trustee has duly authorized, executed and delivered the Indenture, (iii) the Trustee is validly existing and in good standing in all necessary jurisdictions, (iv) the Indenture constitutes a valid and binding obligation, enforceable against the Trustee in accordance with its terms and (v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Indenture.

          This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended and the contract law of the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New
York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term "Delaware General
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Board of Directors
XM Satellite Radio Holdings Inc.
March 1, 2001
Page 3



Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) due execution and delivery of the Indenture by the Company and the Trustee, (iii) due authentication of the Notes by the Trustee, and (iv) due execution and delivery of the Notes on behalf of the Company upon receipt by the Company of the consideration for the Notes in accordance with the terms of the Indenture and the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company and will be enforceable against the Company in accordance with their terms.

          The opinion expressed above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth in the paragraph above, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

          Based upon, subject to and limited by the foregoing, we are also of the opinion that following (i) execution and delivery by the Company of the Underwriting Agreement, and (ii) issuance of the shares of the Company's Class A common stock underlying the Notes (the "Shares") in accordance with the terms of the Notes and the Indenture, the Shares will be validly issued, fully paid and nonassessable.

          In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

          This opinion letter has been prepared solely for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
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Board of Directors
XM Satellite Radio Holdings Inc.
March 1, 2001
Page 4




          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company's Current Report on Form 8-K filed the date hereof and to the reference to this firm under the caption "Legal Matters" in the Prospectus Supplement constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ HOGAN & HARTSON L.L.P.

                                    HOGAN & HARTSON L.L.P.